                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Wilmar Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            WILMAR INDUSTRIES, INC.
                                303 Harper Drive
                         Moorestown, New Jersey  08057

                        -------------------------------

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 6, 1997
                        -------------------------------



TO THE SHAREHOLDERS OF
WILMAR INDUSTRIES, INC.:

     Notice is hereby given that the 1997 annual meeting of shareholders (the "Annual Meeting") of Wilmar Industries, Inc. (the "Company" or "Wilmar") will be held at The Radisson Hotel, 915 Route 73, Mount Laurel, New Jersey 08054 on May 6, 1997, at 10:00 a.m., local time, for the following purposes:

     1.  To elect three directors;

     2. To consider approval of the Wilmar Industries, Inc. 1996 Director Plan; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only shareholders of record as of the close of business on April 4, 1997 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A list of shareholders of the Company as of the close of business on April 4, 1997 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company's executive offices at 303 Harper Drive, Moorestown, New Jersey.

                                        By order of the board of directors,



                                        Fred B. Gross
                                        Secretary

Moorestown, New Jersey
April 10, 1997


================================================================================
EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.
================================================================================

                            WILMAR INDUSTRIES, INC.
                                303 Harper Drive
                         Moorestown, New Jersey  08057


                        -------------------------------

                                PROXY STATEMENT
                                      FOR
                      1997 ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 6, 1997

                        -------------------------------

     This proxy statement and the accompanying form of proxy are being mailed on or about April 10, 1997, to the shareholders of Wilmar Industries, Inc. (the "Company" or "Wilmar"). These materials are being furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 1997 Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Radisson Hotel, 915 Route 73, Mount Laurel, New Jersey 08054 on May 6, 1997, at 10:00 a.m., local time, and at any adjournments thereof.

     The entire cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of the Company who will not be specially compensated for such services. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.


                             VOTING AT THE MEETING

     Only shareholders of record at the close of business on April 4, 1997 are entitled to notice of, and to vote at, the Annual Meeting. As of April 4, 1997, there were 13,048,371 shares of the Company's common stock, no par value (the "Common Stock") outstanding. Each shareholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such shareholder's name.

     The Company presently has no other class of stock outstanding and entitled to be voted at the Annual Meeting. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum.

     Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a shareholder may authorize the voting of his or her shares at the Annual Meeting. Directors are to be elected at the Annual Meeting by a plurality of the votes cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In the case of shares that are present at the Annual Meeting for quorum purposes, not voting those shares for a particular nominee for director (including by withholding authority on the proxy) will not operate to prevent the election of that nominee if he otherwise receives affirmative votes; an abstention on any other item will operate to prevent approval of the item to the same extent as a vote against approval of such item and a broker "non-vote" on any item (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner and those matters are matters with respect to which the broker has no discretion to vote) will have no effect on the outcome of the vote on such item. The shares of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each shareholder's directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted for all nominees listed herein under "Election of Directors" and for approval of the adoption of the Wilmar Industries, Inc. 1996 Director Plan. If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     Execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written or oral notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

     Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of Common Stock.

                   WILMAR INDUSTRIES, INC. SECURITY OWNERSHIP

     The following table sets forth certain information (as of March 1, 1997, except as otherwise noted), with respect to shares of Common Stock beneficially owned by owners of more than five percent of the outstanding Common Stock, by all current directors, by the executive officers of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and by all current directors and executive officers of the Company as a group.

                                                                                     Number
                                                                                    of Shares          Percent
                                                                                  Beneficially          of
        Beneficial Owner                                                           Owned/(1)/         Class/(2)/
        ----------------                                                          ------------        ----------

William S. Green........................................................         2,129,036/(3)/        16.3 %
Summit Partners.........................................................         1,580,000/(4)/        12.1
Ernest K. Jacquet.......................................................         1,580,000/(5)/        12.1
Denver Investment Advisors LLC..........................................         1,026,390/(6)/         7.9
The Kaufman Fund........................................................         1,000,000/(7)/         7.7
Pilgrim, Baxter & Associates............................................           900,900/(8)/         6.9
Fred B. Gross...........................................................            39,145/(9)/          *
Martin E. Hanaka........................................................             2,500/(10)/         *
Michael T. Toomey.......................................................            35,245/(11)/         *
Donald M. Wilson........................................................             2,500/(12)/         *

------------------

(1) In accordance with Securities and Exchange Commission regulations, the table lists all shares as to which such persons have or share the power to vote or to direct disposition. The number of shares indicated includes shares issuable upon the exercise of outstanding stock options held by each individual or group to the extent exercisable at March 1, 1997 or within 60 days thereafter. Unless otherwise indicated, each person has the sole power to vote and to direct disposition of the shares listed as beneficially owned by such person.

(2) Percentage calculated with reference to an aggregate of 13,048,371 shares of Common Stock outstanding at March 1, 1997. Percentages of less than 1% have not been indicated.

(3) The amount shown includes 283,509 shares held in trust for the benefit of Mr. Green's children, for which Mr. Green disclaims beneficial ownership.

(4) The amount shown consists of 1,488,801, 59,599 and 31,600 shares held of record by Summit Ventures III, L.P., Summit Investors II, L.P. and Summit Subordinated Debt Fund, L.P., respectively, and are located at 600 Atlantic Avenue, Boston, Massachusetts 02210. Summit Partners SD, L.P. is a General Partner of Summit Subordinated Debt Fund, L.P. and Summit Partners III, L.P. is a General Partner of Summit Ventures III, L.P. Stamps, Woodsum & Co. III is a General Partner of Summit Partners SD, L.P. and Summit Partners III, L.P., and Ernest K. Jacquet, a director of the Company, is a General Partner of Stamps, Woodsum & Co. III and Summit Investors II, L.P. See Note (5).

(5) The amount includes shares in Note (4) above. Mr. Jacquet, a director of the Company, is a general partner of affiliates of Summit Partners, L.P. Mr. Jacquet exercises shared investment and voting power with respect to such shares, but disclaims beneficial ownership of such shares.

(6) This information is as of December 31, 1996 and is based upon Schedule 13G, filed February 13, 1997, with the Securities and Exchange Commission by Denver Investment Advisors LLC, which is located at 1225 17th Street, 26th Floor, Denver, Colorado 80202.

(7) This information is as of December 31, 1996 and is based upon Schedule 13G filed with the Securities and Exchange Commission by The Kaufman Fund, which is located at 140 E. 45th Street, 43rd Floor, New York, New York 10017.

(8) This information is as of December 31, 1996 and is based upon Amendment No. 22 to Schedule 13G, filed March 12, 1997, with the Securities and Exchange Commission by Pilgrim Baxter & Associates, which is located at 1255 Drummers Lane, Suite 300, Wayne, Pennsylvania 19087. The PBHG Emerging Growth Fund owns 794,200 of these shares.

(9) The amount shown includes currently exercisable options to purchase 33,145 shares of Common Stock, of which options to purchase 16,100 shares of Common Stock become exercisable on March 8,1997.

(10) The amount shown includes options to purchase 2,500 shares of Common Stock granted under the Wilmar Industries, Inc. 1996 Director Plan. These options will be exercisable upon shareholder approval of such plan at the Annual Meeting.

(11) The amount shown includes currently exercisable options to purchase 35,245 shares of Common Stock, of which options to purchase 18,200 shares of Common Stock become exercisable on March 8,1997.

(12) The amount shown includes options to purchase 2,500 shares of Common Stock granted under the Wilmar Industries, Inc. 1996 Director Plan. These options will be exercisable upon shareholder approval of such plan at the Annual Meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS


     The Board of Directors of the Company currently consists of five members and is divided into three classes, two classes each consisting of two directors and one class consisting of one director. One director from each class is elected each year to hold office for a three year term and until the election and qualification of the director's successor or until the director's death, removal or resignation. At the Annual Meeting, one director is to be elected for the current class, whose term of office will expire at the 2000 annual meeting of shareholders, and two directors who were chosen by the Board of Directors in the past year to fill vacancies until the next annual meeting are to be elected at the Annual Meeting to permanently fill the respective vacancy.

     William S. Green, who is a current member of the Board of Directors, has been nominated by the Board of Directors for election as a Class I director at the Annual Meeting.

     Martin E. Hanaka and Donald W. Wilson, who were chosen by the Board of Directors in the past year to fill vacancies until the next annual meeting of shareholders, have been nominated by the Board of Directors for election as a Class II and Class III director, respectively, at the Annual Meeting.

     All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the shareholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes that all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors or the board may decide to reduce the number of directors. The Board of Directors unanimously recommends a vote FOR each of the nominees.

          ------------------------------------------------------------

                             NOMINEES FOR ELECTION
          ------------------------------------------------------------


                                       Year First Became Director, Principal
                                                 Occupations During
Name of Director             Age     Past Five Years and Certain Directorships
----------------             ---   ---------------------------------------------
William S. Green              38   Mr. Green co-founded the Company in 1978 with
(Class I)                          his father and has been its Chairman,
                                   President and Chief Executive Officer since
                                   1986. From 1978 until 1986, he served as the Company's Vice President. Mr. Green is currently a member of the Compensation
                                   Committee of the Board of Directors.

Martin E. Hanaka              47   Mr. Hanaka has been a director of the Company
(Class II)                         since December 1996.  He has served as
                                   President and Chief Operating Officer of
                                   Staples, Inc.  since August 1994.  From
                                   October 1992 to August 1994 Mr. Hanaka held the positions of President and Chief
                                   Operating Officer of Lechmere, Inc., and earlier as Executive Vice President -
                                   Marketing. Prior to joining Lechmere, Inc.,
                                   Mr. Hanaka was with Sears Roebuck and Co.
                                   where, commencing 1990, he served in various capacities, including Vice President - Brand
                                   Central. Mr. Hanaka currently serves as a director of Staples, Inc., as well as a various number of community organizations.

                                            Year First Became Director,
                                         Principal Past Occupations During
Name of Director             Age       Five Years and Certain Directorships
----------------             ---   ---------------------------------------------
Donald M. Wilson              57   Mr. Wilson has been a director of the Company
(Class III)                        since July 1996.  Mr. Wilson was employed by
                                   Viking Office Products from December 1979 until his retirement in December 1995. From
                                   January 1991, until his retirement, Mr.
                                   Wilson served as Viking's Vice President -
                                   Operations. Mr. Wilson is currently a member of the Compensation, Stock Option and Audit
                                   Committees of the Board of Directors.


     ----------------------------------------------------------------------
       Class II Directors Continuing in Office with Term Expiring in 1998
     ----------------------------------------------------------------------

Fred B. Gross                59    Mr. Gross has been a Vice President and
                                   Secretary of the Company since March 1994 and Vice President - Corporate Development since
                                   November 1995. He was elected a director of the Company in July 1995. From 1989 until
                                   February 1994, Mr. Gross was Regional Vice
                                   President of Angelo Brothers Company, a
                                   supplier of electrical products, while also maintaining a private law practice. Before attending law school, Mr. Gross worked for 22 years in the plumbing supply industry.

     ----------------------------------------------------------------------
      Class III Directors Continuing in Office with Term Expiring in 1999
     ----------------------------------------------------------------------

Ernest K. Jacquet            49    Mr. Jacquet has been a director of the
                                   Company since March 1995. Since April 1990, he has been a general partner of Summit
                                   Partners, a venture capital partnership that is the general partner of Summit Ventures
                                   III, L.P., Summit Investors II, L.P. and
                                   Summit Subordinated Debt Fund, L.P.
                                   (collectively, the "Summit Investors"). Mr.
                                   Jacquet also serves as a director of CIDCO
                                   Incorporated. Mr. Jacquet is currently a member of the Compensation, Stock Option and Audit Committees of the Board of Directors.


General Information Concerning the Board of Directors and its Committees

          The Board of Directors is divided into three classes. Each class holds office until the third annual meeting for the election of directors following the election of such class, except that the initial terms of the Class I, Class II and Class III directors expire in 1997, 1998 and 1999, respectively. Mr. Green is a Class I director, Messrs. Gross and Hanaka are Class II directors, and Messrs. Jacquet and Wilson are Class III directors.

          The Board of Directors of the Company met on six occasions during 1996. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors held during the period for which he was a director, and the meetings of the committee or committees on which he served during such period. The New Jersey Business Corporation Act provides that the board of directors, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors. The Board of Directors annually elects from its members a Compensation Committee, a Stock Option Committee and an Audit Committee, each of which were first formed in 1996.

          Compensation Committee. The Compensation Committee, consisting of Messrs. Green, Jacquet and Wilson, has the authority to approve salaries and bonuses and other compensation matters for officers of the Company and to approve employee health and benefit plans. The Compensation Committee met once during 1996.

          Stock Option Committee.   The Stock Option Committee, consisting of
the members of the Compensation Committee other than Mr. Green, administers the Company's Stock Option Plan. The Stock Option Committee met once during 1996.

          Audit Committee.   The Audit Committee, consisting of Messrs. Jacquet
and Wilson, has the authority to recommend the appointment of the Company's independent auditors and review the results and scope of audits, internal accounting controls and tax and other accounting related matters. The Audit Committee met once during 1996.

Certain Business Relationships with Directors and Nominees

          Mt. Laurel Lease. On April 29, 1996, the Company entered into an operating lease agreement with 804 Eastgate Associates, LLC, a company owned by William S. Green, Fred B. Gross and an unrelated third party, pursuant to which the Company leases approximately 70,000 square feet for a warehouse and customer service center in Mount Laurel, New Jersey for a minimum monthly rent of $24,050 from January 1, 1997 through May 31, 2001 and an increased rent from June 1, 2001 through the end of the lease term based on the Consumer Price Index. The Company pays, as additional rent, all real estate taxes and assessments, all utilities and insurance premiums for casualty insurance and any other public liability insurance relating to the premises. Under the terms of the lease, the Company is solely responsible for the costs of maintenance, operation and repair of the leased property. The Company believes that the terms of the lease are no less favorable to it then could be obtained from an unaffiliated party. The lease term commenced on June 1, 1996 and will expire May 31, 2006. The Company paid rent under this lease in the amount of $74,000 in fiscal 1996.

          Headquarters Lease. The Company's headquarters at 303 Harper Drive, Moorestown, New Jersey is leased to the Company by William Green. Under the lease dated March 1, 1994 and amended March 7, 1995, the Company rents approximately 12,500 square feet at an annual minimum rent of approximately $137,500. The Company pays, as additional rent, all real estate taxes and assessments, all utilities and insurance premiums for casualty insurance and any other public liability insurance relating to the premises. Under the terms of the lease, the Company is solely responsible for the costs of maintenance, operation and repair of the headquarters property. The Company paid rent to Mr. Green in the amount of $137,500 during fiscal 1996. The lease expires on February 28, 2004 and does not contain any renewal terms. The Company believes that the terms of the lease are no less favorable to it than could be obtained from an unaffiliated party.

          Preferred Stock and Debentures. In March 1995, the Company effected a recapitalization (the "1995 Recapitalization"). As an integral part of the 1995 Recapitalization, the Company made a dividend distribution to William Green, the sole shareholder of the Company at that time, in the form of 105,914 shares of Series B Junior Preferred Stock with a redemption value of $10.6 million, to be amended as described below. The Company issued 129,450 shares of its Series A Senior Preferred Stock to Summit Ventures III, L.P., Summit Investors II, L.P. and Summit Subordinated Debt Fund, L.P. (collectively, the "Summit Investors") for a purchase price of $12.9 million. All of the outstanding Series A Senior Preferred Stock was redeemed, by its terms, for $12.9 million (plus accrued dividends estimated at $900,000) upon consummation of the Company's initial public offering in January 1996. The Company used the proceeds of the investment by Summit to redeem 3,584,000 shares of Common Stock held by William Green for $15.1 million. As deferred consideration for the redemption of Mr Green's Common Stock in connection with the 1995 Recapitalization, the Company issued a $2.0 million note to Mr. Green on November 22, 1995, payable only if the Company satisfies certain earnings targets in 1995 and 1996, or upon the earlier consummation of a qualified liquidity event, including the initial public offering. The Company paid the note with a portion of the proceeds of its initial public offering in January 1996. In connection with the 1995 Recapitalization, the Company issued 3,080,000 shares of its Common Stock
to the Summit Investors for an aggregate purchase price of $55,000.   As a
result of the 1995 Recapitalization, the Company has incurred significant interest expense and been required to accrue preferred dividends since March 9, 1995 through the initial public offering. In connection with the initial public offering, William Green agreed to convert $5.0 million of his Series B Junior Preferred Stock into Common Stock at the offering price $11.00. Simultaneously with the initial public offering, the terms of the Series B Junior Preferred Stock were amended to provide that $5.0 million of Mr Green's Series B Junior Preferred Stock would be converted into 454,545 shares of Common Stock, and the balance would be redeemed for $5.6 million (plus accrued dividends estimated at $700,000).

          Martin and Florence Green Stock Redemption. In January, 1996, the Company used a portion of the proceeds of its initial public offering to prepay in full the Company's remaining obligations of $1.0 million under a note to Martin and Florence Green, issued on July 8, 1993 and amended on November 28, 1994.

          Certain Payments for Collection Services. In 1996, the Company made payments in the aggregate amount of $12,400 to a law firm for paralegal services in collecting delinquent accounts receivable on behalf of the Company. This firm, which is owned by Mr. Gross, collects delinquent accounts receivable for a number of businesses, including the Company. The day-to-day services of the firm are performed by Mr. Gross's spouse and an unrelated lawyer. The Company believes that the terms of the engagement are no less favorable than could be obtained by an unaffiliated firm.

                                 PROPOSAL NO. 2
           APPROVAL OF THE WILMAR INDUSTRIES, INC. 1996 DIRECTOR PLAN

          At the Annual Meeting, there will be presented to the shareholders a proposal to approve the adoption of the Wilmar Industries, Inc. 1996 Director Plan (the "Plan"). The Plan was adopted by the Board of Directors on August 1, 1996, subject to shareholder approval. The purpose of the Plan is to provide non-employee members of the Board of Directors of the Company with the opportunity to receive grants of nonqualified stock options. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

          Approval of the proposal to adopt the Plan requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting. Abstentions may be specified on the proposal and will be considered present at the Annual Meeting, but will not be counted as affirmative votes. Abstentions, therefore will have the practical effect of voting against the proposal. Broker non-votes are considered not present at the Annual Meeting with respect to this matter and, therefore, will not be voted or have any effect on the proposal.

          The Board of Directors unanimously recommends a vote FOR the proposal.

Description of the Plan

          The Plan authorizes up to 100,000 shares of Common Stock to be available for option grants. The shares may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent grants or options under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such grants will again be available for purposes of the Plan.

Eligibility for Participation

          All members of the Board who are not employees ("Non-Employee Directors") are eligible to participate in the Plan. There are currently three directors eligible to participate under the Plan.

          As of the date hereof, options to purchase 5,000 shares of Common Stock have been granted under the Plan, subject to shareholder approval of the Plan.


Grants of Stock Options

          All stock options granted under the Plan ("Options") consist of so called "nonqualified stock options" that are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Two types of Options may be granted under the Plan - Discretionary Options and Formula Options.

          An Option may only be exercised while the grantee is a member of the Board of Directors, except in certain circumstances described below. In the event that a grantee ceases to be a member of the Board of Directors for any reason other than a death, any Option which is otherwise exercisable by the grantee will terminate unless exercised within 90 days of the date on which the grantee ceases to be a member of the Board of Directors (or within such other period of time as may be specified by the Board of Directors), but in any event no later than the date of expiration of the term of the Option. Any of the grantee's Options that are not otherwise exercisable as of the date on which the grantee ceases to be a member of the Board of Directors will terminate as of such date. If the grantee dies while a member of the Board of Directors or within 90 days after the date on which the grantee ceases to be a member of the Board of Directors (or within such other period of time as may be specified by the Board of Directors), any Option that is otherwise exercisable by the grantee will terminate unless exercised within one year after the date on which the grantee ceases to be a member of the Board of Directors (or within such other period of time as may be specified by the Board of Directors), but in any event no later than the date of expiration of the term of the Option. Any of the grantee's Options that are not otherwise exercisable as of the date on which the grantee ceases to be a member of the Board of Directors will terminate as of such date.

          A grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company along with payment of the exercise price. The grantee must pay the exercise price for an Option as specified by the Board of Directors (x) in cash, (y) with the approval of the Board of Directors, by delivering shares of Company Stock owned by the grantee (including Common Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Board of Directors deems appropriate) and having a fair market value on the date of exercise equal to the Exercise Price or (z) by such other method as the Board or Directors may approve.

          For purposes of the Plan, the currently applicable definition of "fair market value" of shares of Common Stock is the last reported sale price of a share of Common Stock on the NASDAQ National Market on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported. On April 4, 1997, the fair market value of a share of Common Stock, as represented by the closing price on the NASDAQ National Market on such date, was $15.50 per share.

          Discretionary Options. Except in the case of Formula Options (described below), the Board of Directors will determine the number of shares of Common Stock that will be subject to each grant of options to Non-Employee Directors (each such option, a "Discretionary Option"). The exercise price per share of Common Stock subject to a Discretionary Option will be determined by the Board of Directors and may be equal to, greater than or less than the fair market value of a share of Common Stock on the date the Discretionary Option is granted.

          The Board of Directors will determine the term of each Discretionary
Option, which may not exceed ten years from the date of grant.   Discretionary
Options will become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Board of Directors and specified in the terms of the option grant or an amendment to such grant. The Board may accelerate the exercisability of any or all outstanding Discretionary Options at any time for any reason.

          Formula Options. Each Non-Employee Director who is not employed by or otherwise affiliated with the Summit Investors (each, an "Eligible Non-Employee Director") who is in office immediately after the annual election of directors (other than a director who is first elected to the Board at such meeting) will receive an automatic grant of options to purchase 2,500 shares of Common Stock (each, a "Formula Option"). If at any time there are not sufficient shares available under the Plan to permit an automatic grant of Formula Options, the grant will be reduced pro rata (to zero, if necessary) so as not to exceed the number of shares then available under the Plan. Formula Options are fully exercisable as of the date of grant. The term of each Formula Option is ten years.

          The exercise price per share of Common Stock subject to a Formula Option will be equal to the fair market value of a share of Common Stock on the date of grant. The fair market value for Formula Options is calculated in the same manner as for Discretionary Options.

Transferability of Options

          Only a grantee or his or her authorized representative may exercise rights under an Option grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act (to the extent applicable) and if permitted in any specific case by the Board of Directors in its sole discretion, pursuant to a qualified domestic relations order (as defined under the Internal Revenue Code of 1986, as amended or Title I of the Employee Retirement Income Savings Act of 1974, as amended, or the regulations thereunder). When a grantee dies, the representative or other person entitled to succeed to the rights of the grantee may exercise such rights.

          Notwithstanding the foregoing, the Board of Directors may provide, in a grant document, that a grantee may transfer Options to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that the grantee receives no consideration for the transfer and the Options transferred continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to the transfer.

Administration of the Plan

          The Plan is administered and interpreted by the Board of Directors. Except with respect to Formula Grants, the Board of Directors has the sole authority to (i) determine the individuals to whom grants are made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual and (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the
criteria for exercisability and the acceleration of exercisability.   The Board
has full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.

Amendment and Termination

          The Board of Directors may amend or terminate the Plan at any time. Otherwise, the Plan will terminate on the day immediately preceding the tenth anniversary of its effective date unless extended by the Board or Directors. However, a termination or amendment of the Plan that occurs after a grant is made may not materially impair the rights of a grantee unless the grantee consents or unless the Board of Directors acts to modify or terminate a grant which does not comply with applicable laws. The termination of the Plan will not impair the power and authority of the Board of Directors with respect to an outstanding grant.

Federal Income Tax Consequences

          The following discussion is intended to point out the general principles of current federal income tax law applicable to Options granted under the Plan. Grantees should contact their own tax advisors concerning the tax consequences, if any, of the grant and exercise of Options and the disposition of any shares of Common Stock underlying Options acquired upon exercise, since federal income tax laws may change subsequent to the date hereof, individual financial situations vary and state and local taxation may also be significant.

          For Federal income tax purposes, the holder of an Option will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant. Except as described below, the grantee will recognize ordinary compensation income upon exercise of the Option, in an amount equal to the difference between the fair market value of the shares of Common Stock received at the time of exercise and the exercise price of the Option. The Company will generally be entitled to a deduction equal to the amount of ordinary compensation income recognized by the grantee.

          For the purpose of computing gain or loss on the subsequent sale or taxable exchange of share of Common Stock purchased upon the exercise of an Option, a grantee's tax basis in such shares will be the fair market value of the shares of Common Stock on the date the grantee recognized ordinary compensation income. Upon the subsequent sale or taxable exchange by the grantee of such shares of Common stock acquired by exercise of an Option, assuming the shares are held as capital assets, the grantee will realize capital gain or loss (long-term or short-term, depending upon the length of the holding period of the shares) in an amount equal to the difference between the grantee's tax basis in such shares and the selling price.

          If a grantee exercises an Option by transferring to the Company shares of Common Stock having a market value equal to the exercise price of the shares to be purchased, no income will be recognized on the receipt of a corresponding number of shares, and the grantee's basis and holding period in the transferred shares will carry over to the corresponding number of shares received upon the exercise. The grantee will recognize ordinary income on the receipt of any additional shares in an amount equal to their fair market value at the time of exercise. The grantee's basis in such additional shares received will equal the amount includable in the grantee's income and his or her holding period will begin on the date of transfer.


                               NEW PLAN BENEFITS

          The following table set forth certain benefits related to the Plan. Future awards under the Plan are not determinable because Discretionary Options are granted at the discretion of the Board of Directors, depending upon a variety of factors. No Discretionary Options have been granted as of the date hereof under the plan. The following table sets forth information with respect to Formula Options granted under the Plan during 1996.

                   Wilmar Industries, Inc. 1996 Director Plan

Name and Position                       Number of Shares Subject to Options
-----------------                       -----------------------------------

Non-Employee Directors                  5,000

                          EXECUTIVE OFFICERS OF WILMAR


    Set forth below is certain information regarding each of the current executive officers of the Company.

    Executive Officers            Age                Position
    ------------------            ---                --------

      William S. Green (1) ....    38   Chairman, President, Chief Executive
                                        Officer and Director

      Fred B. Gross (1)  ......    59   Vice President--Corporate Development,
                                        Secretary and Director

      Michael T. Toomey (2)  ..    32   Chief Financial Officer and Treasurer


      (1)  See "Directors" for biographical information.

      (2) Mr. Toomey has been Chief Financial Officer and Treasurer of the Company since October 1992. Mr. Toomey is a certified public accountant and, from October 1986 until October 1992, was an accountant with the public accounting firm of Fishbein & Company, P.C.



               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

          Section 16(a) of the Securities Exchange Act of 1934 as amended, requires that directors and certain officers of the Company, and persons who own more than ten percent of the Company's Common Stock, file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of such Common Stock.

          To the Company's knowledge, all fiscal year 1996 Section 16(a) filing requirements applicable to its directors, officers and more than ten percent shareholders were complied with, except that Donald M. Wilson, a director, filed a Form 3 on December 20, 1996 where the deadline for filing such Form 3 was in July 1996.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

          The following table sets forth for the years ended December 27, 1996 and December 29, 1995 certain compensation paid by the Company to its Chief Executive Officer and the two other most highly paid executive officers of the Company.

                           Summary Compensation Table
                           --------------------------

                                                                      Annual               Long Term                All Other
                                                                   Compensation           Compensation           Compensation (1)
                                                             -----------------------    ----------------         ----------------

         Name and Principal Position(2)            Year       Salary          Bonus        Securities
         ------------------------------            ----       ------          -----        Underlying
                                                                                             Options
                                                                                             -------
William S. Green..............................     1996       $ 218,186       $  -0-          -0-                           $2,805
Chairman, President and Chief Executive Officer    1995         200,000       $ 50,000        -0-                            2,938

                                                -----------------------------------------------------------------------------------
Fred B. Gross.................................     1996       $ 107,536       $  -0-       17,045                           $2,805
Vice President -- Corporate Development and        1995       $ 107,726        40,000      64,400                            1,790
 Secretary
                                                -----------------------------------------------------------------------------------
Michael T. Toomey.............................     1996       $  80,600       $  -0-       17,045                           $2,255
Chief Financial Officer                            1995          69,700        40,000      72,800                            1,693
---------------------------------------------------------------------------------



(1) All other compensation consists of amounts matched by the Company under its 401 (k) with respect to Messrs. Green, Gross and Toomey. The amount shown for Mr. Gross does not include legal fees paid to his spouse for paralegal services of $12,400 and $12,000 for the years ended December 27, 1996 and December 29, 1995, respectively.

(2) No individual named above received perquisites or non-cash compensation during the years indicated exceeding the lesser of $50,000 or an amount equal to 10% of such person's salary and bonus.

     The following table summarizes stock options granted during 1996 to the persons named in the Summary Compensation Table.

                       Option Grants in Last Fiscal Year


                                                                                            Potential Realizable
                                                                                             Value At Assumed
                                                                                           Annual Rates of Stock
                                                                                          Price Appreciation For
                                      Individual Grants (2)                                   Option Term(1)
                                --------------------------------                        -------------------------
                                   Percent of
                                  Total Options
                                   Granted to
                      Options     Employees in         Exercise      Expiration
      Name            Granted         1996              Price           Date             5%          10%
      ----            -------         ----              -----           ----             --          ---
William S. Green....   -0-             ---               ---            ---              ---         ---
                      --------------------------------------------------------------------------------------
Fred B. Gross.......   17,045           14%            $11.00        1/24/2006         $117,915  $  298,819
                      --------------------------------------------------------------------------------------
Michael T. Toomey...   17,045           14%            $11.00        1/24/2006         $117,915  $  298,819
                      --------------------------------------------------------------------------------------
All employees as a    116,000          100%        $11.00 - $23.13     (3)             $874,949  $2,217,294
 group (3)..........
-------------------------------------------------------------

(1) Potential Realizable Values are based on an assumption that the stock price of the Common Stock starts equal to the exercise price shown for each particular option grant and appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the term of the option. These amounts are reported net of the option exercise price, but before any taxes associated with exercise or subsequent sale of the underlying stock. The actual value, if any, an option holder may realize will be a function of the extent to which the stock price exceeds the exercise price on the date the option is exercised and also will depend on the option holder's continued employment through the vesting period. The actual value to be realized by the option holder may be greater or less than the values estimated in this table.

(2) Except as otherwise indicated, this column relates to options granted under the 1995 Stock Option Plan (the "1995 Plan"). The options granted vest in 25% increments on the second through fifth anniversaries of the date of grant. The options expire on the tenth anniversary of the date of grant. In general, options terminate (a) at any time the optionee's employment is terminated by the Company for cause or a voluntary termination of employment by the employee, or (b) one year following death or disability of the employee. Options granted under the 1995 Plan are not assignable or otherwise transferable except by will or the laws of descent and distribution. Shares subject to options granted under the 1995 Plan which have elapsed or terminated may again by subject to options granted under the 1995 Plan.

(3) Options were granted between January and September 1996. Options expire 10 years from the date of grant.

     The following table summarizes option exercises during 1996 and the value of vested and unvested options for the persons named in the Summary Compensation Table at December 27, 1996. Year-end values are based upon a price of $21.75 per share, which was the closing market price of a share of the Company's Common Stock on December 27, 1996.


                  Aggregated Option Exercises in Last Year and
                             Year-End Option Values

                                                                                                   Value of Unexercised
                                                        Number of Unexercised                     In-the-Money Options at
                                                     Options at December 27, 1996                   December 27, 1996
                                                    ------------------------------              ---------------------------
                          Shares Acquired
       Name                 on Exercise    Value Realized     Exercisable      Unexercisable    Exercisable   Unexercisable
       ----                 -----------    --------------     -----------      -------------    -----------   -------------
William S. Green.......         -0-              --               -0-                 -0-          $-0-         $   -0-
                          -------------------------------------------------------------------------------------------------
Fred B. Gross..........         -0-              --               -0-               81,445         $-0-         $1,311,522
                          -------------------------------------------------------------------------------------------------
Michael T. Toomey......         -0-              --               -0-               89,845         $-0-         $1,458,690
                          -------------------------------------------------------------------------------------------------

     The Company does not currently grant any long-term incentives, other than stock options, to its executives or other employees. Similarly, the Company does not sponsor any defined benefit or actuarial plans at this time.

Employment Agreements

     In connection with the 1995 Recapitalization, William Green entered into an employment agreement with the Company. Under the provisions of the employment agreement, Mr. Green will serve as President and Chief Executive Officer of the Company until March 1, 2000, unless earlier terminated by the Company, at an annual base salary of $200,000, subject to adjustment, and an annual bonus upon achieving specified financial targets set by the Compensation Committee. The employment agreement also contains certain non-competition and related provisions.

     In March 1996, the Company entered into an employment agreement with Fred
B. Gross. The term of the agreement expires in April 1998 but will be renewed automatically for successive one-year terms unless terminated by either party. The agreement provides that Mr. Gross will receive an annual base salary of not less than $107,500. The employment agreement also contains certain non-competition and related provisions.

Compensation of Directors

     Prior to the Company's initial public offering in January 1996, directors did not receive compensation for acting as such. Independent directors are now paid directors' fees of $1,500 for each board meeting attended. In addition, directors are reimbursed for expenses incurred in connection with attendance at Board of Directors and Committee meetings and are eligible to participate in the Plan.

     The following Compensation Committee Report and the Comparative Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                 JOINT REPORT OF THE COMPENSATION COMMITTEE AND
                STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION


     The Board of Directors created the Compensation Committee and the Stock Option Committee (the "Committees") to have the responsibility for implementing and administrating the Company's compensation policies and programs for its executive officers.

     The Compensation Committee is responsible for setting the base salaries and the total compensation levels of the Chief Executive Officer (the "CEO") and the other executive officers of the Company. Mr. Green does not participate in the approval of his compensation. The Stock Option Committee is responsible for determining which executives, including the CEO, will be granted stock options and the size of such grants.


Compensation Policies

     The Company's compensation policies for executive officers are designed to
(a) provide competitive compensation packages that will attract and retain superior executive talent, (b) link a significant portion of compensation to financial results, so as to reward successful performance, and (c) provide long-term equity compensation, to further align the interests of executive officers with those of shareholders and further reward successful performance. The principal components of the Company's executive officer compensation program are base salary, annual cash incentive awards, and grants of stock options.

     Base salary levels for the Company's executive officers are reviewed on an annual basis by the Compensation Committee and are set generally to be competitive with other companies of comparable size and geographic location, taking into consideration the positions complexity, responsibility and need for special expertise. Individual salaries also take into account individual experience and performance.

     Compensation for 1995 included a discretionary bonus relating to the Company's initial public offering. The bonus program in 1996 was based on exceeding certain earnings targets established by the Board of Directors. While the Company had exemplary performance in 1996, that performance did not exceed the established earnings goal.

Long-Term Compensation

     The Stock Option Committee annually considers the desirability of granting to officers and other employees of the Company Stock Options Plan. The objective of the 1995 Plan is to align senior management and shareholder long-term interest by creating a strong and direct link between the executive's accumulation of wealth and shareholder return and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's common stock. Individual grants of stock options under the 1995 Plan are based upon individual performance. The Stock Option Committee believes that its past grants of stock options have successfully focused the Company's executive officers and other members of senior management on building profitability and shareholder value.

Compensation of Chief Executive Officer

     In determining the compensation of Mr. Green, the Compensation Committee has taken into consideration pay levels of chief executive officers of other companies, his contributions to the profitable growth and increased return on equity of the Company over the past several years and Mr. Greens overall management strengths and business acumen. It noted that the fully diluted earnings per share of the Company's Common Stock increased 42% over last year and the return to shareholders, as measured by the December 27, 1996 closing price of the Company's Common Stock, has increased 98% from the IPO price of $11.00 per share. Mr. Green's total annual compensation decreased 14.5 % over the same period. The Compensation Committee and the Stock Option Committee has determined that because of Mr. Green's large equity stake of 2,412,945 shares representing 18.5% of the total outstanding Common Stock that he is adequately motivated to lead the Company's continued growth and profitability. Therefore, Mr. Green was not granted any stock options in 1996.


            Compensation Committee of         Stock Option Committee of
             the Board of Directors             the Board of Directors
                William S. Green                  Ernest K. Jacquet

                Ernest K. Jacquet                 Donald M. Wilson

                Donald M. Wilson


                       COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total shareholder return of (i) the NASDAQ Stock Market (U.S.) Index (the "NASDAQ Index"), and (ii) the Russell 2000 Index, assuming an investment of $100 on January 24, 1996 in each of the Common Stock of the Company, the stocks comprising the NASDAQ Index and the stocks comprising the Russell 2000 Index, and further assuming reinvestment of dividends, if any. The graph commences as of January 24, 1996, the date the Common Stock became publicly-traded. The Company has chosen the Russell 2000 Index as an index of issuers with similar market capitalizations because the Company does not believe it can reasonably identify a peer group or applicable published industry or line-of-business index. Such industry or line-of - business indices are comprised primarily of either retailers or manufacturers whose business is not substantially similar to the Company's business and are of substantially greater market capitalization than the Company. In addition, most of the Company's competitors are smaller, privately held companies.

                             [GRAPH APPEARS HERE]










                                                NASDAQ
 Measurement Date   Wilmar Industries, Inc.  Stock Market - US  Russell 2000
----------------------------------------------------------------------------
     1/24/96                100                  100              100
     12/27/96               198                  123              116


                                 OTHER MATTERS

     The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

     The accounting firm of Deloitte & Touche, LLP has been selected as the Company's independent auditors for the 1997 fiscal year. A representative of Deloitte & Touche, LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from shareholders of the Company.


               SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 1998 annual meeting, such proposals must be received by the Company no later than December 12, 1997. Proposals should be directed to the attention of the Secretary of the Company.


                           ANNUAL REPORT ON FORM 10-K

     The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of such person, a copy of the Company's annual report on Form 10-K for the year ended December 27, 1996, including the financial statements, but excluding exhibits. Requests for copies of such report should be directed to the Company, Attention: Fred B. Gross.

                                   By order of the board of directors,

                                   Fred B. Gross
                                   Secretary
April 10, 1997

                            WILMAR INDUSTRIES, INC.
                              1996 DIRECTOR PLAN
                              ------------------


     The purpose of the Wilmar Industries, Inc. 1996 Director Plan (the "Plan") is to provide non-employee members of the Board of Directors of Wilmar Industries, Inc. (the "Company") with the opportunity to receive grants of nonqualified stock options. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

     1.   Administration
          --------------

     (a) Plan Administrator.  The Plan shall be administered and interpreted by
         ------------------
the Board of Directors of the Company (the "Board").

     (b) Authority.  Except as provided in Section 6, the Board shall have the
         ---------
sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, and (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability. In addition, the Board shall have sole authority to deal with any other matters arising under the Plan.

     (c) Plan  Interpretation.  The Board shall have full power and authority to
         --------------------
administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Board's interpretations of the Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Board shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     2.   Grants
          ------

     (a) Grant Instrument.  Awards under the Plan may consist of grants of
         ----------------
options as described in Section 5 and Section 6 ("Options") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Board deems appropriate and as are specified in writing by the Board to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. The Board shall approve or ratify the form and provisions of each Grant. Grants under a particular Section of the Plan need not be uniform as among the Optionees.

     (b) Nonqualified Stock Options.  All Options granted under the Plan shall
         --------------------------
be nonqualified stock options that are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     3.   Shares Subject to the Plan
          --------------------------

     (a) Authorized Number of Shares.  Subject to the adjustment specified
         ---------------------------
below, the aggregate number of shares of stock of the Company ("Company Stock") that may be issued under the Plan is 100,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Grants under the Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Grants shall again be available for purposes of the Plan.

     (b) Changes in Capitalization.  If there is any change in the number or
         -------------------------
kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin off, recapitalization, stock split, or combination or exchange of shares,
(ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, then the maximum number of shares of Company Stock available for Grants, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding and conclusive.

     4.   Eligibility for Participation
          -----------------------------

     All members of the Board who are not employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Optionees".

     5.   Discretionary Option Grants to Non-Employee Directors
          -----------------------------------------------------

     (a) Number of Shares.  The Board shall determine the number of shares of
         ----------------
Company Stock that will be subject to each Grant of Options to Non-Employee Directors under this Section 5 ("Discretionary Options").

     (b) Type of Option and Price.  The purchase price (the "Exercise Price") of
         ------------------------
Company Stock subject to a Discretionary Option shall be determined by the Board and may be equal to, greater than or less than the Fair Market Value (as defined in Section 6(d)(ii) of a share of such Company Stock on the date the Discretionary Option is granted.

     (c) Option Term.  The Board shall determine the term of each Discretionary
         -----------
Option. The term of any Discretionary Option shall not exceed ten years from the date of grant.

     (d) Exercisability of Options.  Discretionary Options shall become
         -------------------------
exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Board and specified in the Grant Instrument or an amendment to the Grant Instrument. The Board may accelerate the exercisability of any or all outstanding Discretionary Options at any time for any reason.

     6.   Formula Option Grants to Non-Employee Directors
          -----------------------------------------------

     (a) Eligible Non-Employee Directors.  Any Non-Employee Director who is not
         -------------------------------
employed by or otherwise affiliated with Summit Partners, L.P. or any of its affiliates (an "Eligible Non-Employee Director") shall automatically be entitled to receive Options in accordance with this Section 6 ("Formula Options").

     (b) Initial Grant.  Each Eligible Non-Employee Director who first becomes a
         -------------
member of the Board after the effective date of this Plan (as specified in Section 17) shall receive an initial Grant of a Formula Option to purchase 2,500 shares of Company Stock on the date as of which he or she first becomes a member of the Board.

     (c) Annual Grants.  On each date that the Company holds its annual meeting
         -------------
of shareholders, commencing with the 1997 annual meeting, each Eligible Non-Employee Director who is in office immediately after the annual election of directors (other than a director who is first elected to the Board at such meeting) shall receive an automatic Grant of a Formula Option to purchase 2,500 shares of Company Stock. The date of grant of each such annual Grant shall be the date of the annual meeting of the Company's shareholders.

     (d)  Exercise Price.
          --------------

          (i) The Exercise Price per share of Company Stock subject to a Formula Option granted under this Section 6 shall be equal to the Fair Market Value of a share of Company Stock on the date of grant.

          (ii) "Fair Market Value" shall mean (A) if the Company Stock is traded in a public market, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Board determines; and (A) if the Company Stock is not traded in a public market or subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Board.

     (e) Option Term and Exercisability.  The term of each Option granted
         ------------------------------
pursuant to this Section 6 shall be ten years.  Options granted under this
Section 6 shall be fully exercisable as of the date of grant.

     (f) Insufficient Shares.  If at any time there are not sufficient shares
         -------------------
available under the Plan to permit an automatic Grant as described in this
Section 6, the Grant shall be reduced pro rata (to zero, if necessary) so as not to exceed the number of shares then available under the Plan.

     7.   Termination of Directorship or Death
          ------------------------------------

     (a) Termination other than Death.  Except as provided below, an Option may
         ----------------------------
only be exercised while the Optionee is a member of the Board. In the event that an Optionee ceases to be a member of the Board for any reason other than a death, any Option which is otherwise exercisable by the Optionee shall terminate unless exercised within 90 days of the date on which the Optionee ceases to be a member of the Board (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Any of the Optionee's Options that are not otherwise exercisable as of the date on which the Optionee ceases to be a member of the Board shall terminate as of such date.

     (b) Death.  If the Optionee dies while a member of the Board or within 90
         -----
days after the date on which the Optionee ceases to be a member of the Board (or within such other period of time as may be specified by the Board), any Option that is otherwise exercisable by the Optionee shall terminate unless exercised within one year after the date on which the Optionee ceases to be a member of the Board (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Any of the Optionee's Options that are not otherwise exercisable as of the date on which the Optionee ceases to be a member of the Board shall terminate as of such date.

     8.   Exercise of Options
          -------------------

     An Optionee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Optionee shall pay the Exercise Price for an Option as specified by the Board (x) in cash, (y) with the approval of the Board, by delivering shares of Company Stock owned by the Optionee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Board deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by such other method as the Board may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board or any successor regulation of the agency than responsible for administering margin regulations pertaining to securities brokers. The Optionee shall pay the Exercise

Price at the time of exercise. Shares of Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required withholding is made.

     9.   Transferability of Grants
          -------------------------

     (a) Successor Optionees.  Only the Optionee or his or her authorized
         -------------------
representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act") (to the extent applicable) and if permitted in any specific case by the Board in its sole discretion, pursuant to a qualified domestic relations order (as defined under the Code or Title I of the ERISA or the regulations thereunder). When an Optionee dies, the representative or other person entitled to succeed to the rights of the Optionee ("Successor Optionee") may exercise such rights. A Successor Optionee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Optionee's will or under the applicable laws of descent and distribution.

     (b) Family Transfers.  Notwithstanding the foregoing, the Board may
         ----------------
provide, in a Grant Instrument, that an Optionee may transfer Options to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a "Family Transfer"), provided that the Optionee receives no consideration for a Family Transfer and the Options transferred in a Family Transfer continue to be subject to the same terms and conditions that were applicable to such Options immediately prior to the Family Transfer.

     10.  Certain Corporate Changes
          -------------------------

     (a) Sale or Exchange of Assets, Dissolution or Liquidation, or Merger or
         --------------------------------------------------------------------
Consolidation Where the Company Survives.  If all or substantially all of the
----------------------------------------
assets of the Company are to be sold or exchanged, the Company is to be dissolved or liquidated, or the Company is a party to a merger or consolidation with another corporation in which the Company will be the surviving corporation, then, each Optionee with any outstanding Options shall have the right to exercise in full any installments of such Options not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Options), unless the Board, in its sole discretion, determines not to accelerate such Options upon such transaction. In the event that options are accelerated pursuant to this Section, if a termination of such Options would not affect the accounting treatment of any such transaction, any options not exercised shall thereafter terminate and cease to remain outstanding. In addition, if a cashout of such Options would not affect the accounting treatment of any such transaction, the Board may, in its sole discretion, require that the Company purchase such Options for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee's outstanding Options.

     (b) Merger or Consolidation Where the Company Does Not Survive.  If the
         ----------------------------------------------------------
Company is a party to a merger or consolidation in which the Company will not be the surviving corporation, then any Optionee with any outstanding Options shall have the right to exercise in full any installments of such Options not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Options) unless the Board, in its sole discretion, determines not to accelerate such Options upon such transaction. In the event that Options are accelerated pursuant to this Section, if a termination of such Options would not affect the accounting treatment of any such transaction, any Options not exercised shall thereafter terminate and cease to remain outstanding. In addition, if a cashout or substitution of such Options would not affect the accounting treatment of any such transaction, the Board may, in its sole discretion, require (i) that the Company purchase such Options for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee's outstanding Options or (ii) that the surviving company replace the Options with options to purchase common stock of the surviving company having comparable value and terms as determined, in its sole discretion, by the Board.

     11.  Amendment and Termination of the Plan
          -------------------------------------

     (a) Amendment.  The Board may amend or terminate the Plan at any time.
         ---------

     (b) Termination of Plan.  The Plan shall terminate on the day immediately
         -------------------
preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board.

     (c) Termination and Amendment of Outstanding Grants.  A termination or
         -----------------------------------------------
amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of an Optionee unless the Optionee consents or unless the Board acts under Section 18(b). The termination of the Plan shall not impair the power and authority of the Board with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 18(b) or may be amended by agreement of the Company and the Optionee consistent with the Plan.

     (d) Governing Document.  The Plan shall be the controlling document.  No
         ------------------
other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     12.  Funding of the Plan
          -------------------

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

     13.  Rights of Participants
          ----------------------

     Nothing in this Plan shall entitle any Non-Employee Director, or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

     14.  No Fractional Shares
          --------------------

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Board shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     15.  Requirements for Issuance of Shares
          -----------------------------------

     No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Board. The Board shall have the right to condition any Grant made to any Optionee hereunder on such Optionee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Board shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

     16.  Headings
          --------

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

     17.  Effective Date of the Plan
          --------------------------

     Subject to the approval of the Company's shareholders at the Company's 1997 Annual Meeting of Stockholders, this Plan shall be effective on August 1, 1996.

     18.  Miscellaneous
          -------------

     (a) Grants in Connection with Corporate Transactions and Otherwise.
         --------------------------------------------------------------
Nothing contained in this Plan shall be construed to (i) limit the right of the Board to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan.

     (b) Compliance with Law.  The Plan, the exercise of Options and the
         -------------------
obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Board may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Board may also adopt rules regarding the withholding of taxes on payments to Optionees. The Board may, in its sole discretion, agree to limit its authority under this Section.

     (c) Ownership of Stock.  An Optionee or Successor Optionee shall have no
         ------------------
rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Optionee or Successor Optionee on the stock transfer records of the Company.

     (d) Governing Law.  The validity, construction, interpretation and effect
         -------------
of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of New Jersey.

                            WILMAR INDUSTRIES, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 6, 1997

     The undersigned hereby appoints William S. Green and Fred B. Gross as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse, all shares of Common Stock of Wilmar Industries, Inc. (the "Company") held of record by the undersigned on April 4, 1997, at the Annual Meeting of Stockholders to be held on May 6, 1997 or any adjournment thereof.

                        (TO BE SIGNED ON REVERSE SIDE.)

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                            WILMAR INDUSTRIES, INC.

                                  MAY 6, 1997

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

                              FOR            WITHHOLD AUTHORITY
                                          TO VOTE FOR ALL NOMINEES
                                               LISTED AT RIGHT
1. ELECTION OF DIRECTORS      [_]                   [_]

NOMINEES:  William S. Green
           Martin E. Hanaka
           Donald M. Wilson

For all nominees listed (except as marked to the contrary below)

                                               FOR    AGAINST    ABSTAIN
2. Proposal to approve the Company's
   1996 Stock Option Plan for Non-Employee     [_]      [_]        [_]
   Directors, including the reservation of
   100,000 shares of Common Stock for
   issuance thereunder.

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE.

SIGNATURE:______________________________________  DATE:________________________

NOTE: PLEASE SIGN EXACTLY AS NAME OR NAMES APPEARS ON STOCK CERTIFICATE HEREON